Exhibit 10.1

SEPARATION AND DISTRIBUTION AGREEMENT

THIS SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of November 14, 2007, between Integrated BioPharma, Inc., a Delaware corporation (“INB”), and InB:Biotechnologies, Inc., a New Jersey corporation (“Biotech”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article 6 hereof.

RECITALS

WHEREAS, INB currently owns a majority of the issued and outstanding common stock of Biotech;

WHEREAS, Biotech is engaged in the specialty pharmaceutical business and related businesses as described in the Information Statement that is an exhibit to the Form 10 to be filed by Biotech with the Securities and Exchange Commission (the “Biotech Business”);

WHEREAS, the Boards of Director of INB has determined that it would be appropriate and desirable for INB to distribute, pro rata, to the holders of its common stock, all of the shares of Biotech common stock owned by INB (the “Distribution”);

WHEREAS, subsequent to the Distribution, and as provided for in this Agreement, Biotech will be an independent public company (the “Separation”); and

WHEREAS, INB and Biotech intend that the Separation and the Distribution will qualify as a tax-free reorganization under Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

1.     SEPARATION

1.1.     Distribution Date. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of the Distribution, and each undertaking or agreement in connection therewith shall be such date as may be fixed by the Board of Directors of INB following satisfaction of the conditions to the Distribution set forth in Section 3.9 (the “Distribution Date”).

1.2.     Closing of Transactions. Unless otherwise provided herein, the closing of the transactions contemplated in Article 2 shall occur on the Distribution Date. Executed copies of each of the Ancillary Agreements and any other agreements or documents executed in connection with the transaction contemplated hereby, or thereby, shall be held in escrow by Greenberg Traurig, LLP (the “Escrow Agent”) for delivery as provided in Section 1.3.

1.3.     Exchange of Secretary’s Certificates. Upon receipt of a certificate of the Secretary or an Assistant Secretary of INB in form satisfactory to the Escrow Agent, the Escrow Agent shall deliver to Biotech on behalf of INB all of the items required to be delivered by INB hereunder pursuant to Section 2.1 and each such item shall be deemed to be delivered to Biotech as of the Distribution Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Biotech in form satisfactory to the Escrow Agent, the Escrow Agent shall deliver to INB on behalf of Biotech all of the items required to be delivered by Biotech pursuant to Section 2.2 hereunder and each such item shall be deemed to be delivered to INB as of the Distribution Date upon receipt of such certificate.

2.     DOCUMENTS TO BE DELIVERED ON THE DISTRIBUTION DATE

2.1.     Documents to Be Delivered by INB. On the Distribution Date or such other date as may be established by the board of directors of INB, or as otherwise agreed by the parties, INB will deliver to Biotech all of the following items and agreements, in each case in form and substance customary for a transaction structured like the Distribution and as mutually agreed upon by INB and Biotech (collectively, together with all agreements and documents contemplated by such agreements, the “Ancillary Agreements”):

(a)     A duly executed Tax Sharing Agreement, in the form attached hereto as Exhibit 1;

(b)     A duly executed Transitional Services Agreement, in the form attached hereto as Exhibit 2;

(c)     A duly executed Confidentiality and Nondisclosure Agreement, in the form attached hereto as Exhibit 3;

(d)     A duly executed Indemnification and Insurance Matters Agreement, in the form attached hereto as Exhibit 4;

(e)     Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

2.2.     Documents to Be Delivered by Biotech. As of the Distribution Date, Biotech will deliver to INB each of the Ancillary Agreements.

3.     THE DISTRIBUTION

3.1.     Delivery of Shares for Distribution. On or prior to the Distribution Date, INB will deliver to the distribution agent for the Distribution (the “Distribution Agent”) and the INB transfer agent, a single stock certificate, endorsed by INB, representing all of the outstanding shares of common stock of Biotech then owned by INB. The shares of Biotech common stock represented by said certificate shall be the shares distributed to the stockholders of INB, pursuant to the Distribution. INB shall cause the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Biotech to each shareholder of INB as of the record date of the Distribution to be set by INB, or the designated transferee or transferees of such shareholder.

3.2.     Shares Received. Subject to Sections 4.4 and 4.5, each holder of common stock of INB on the Record Date (or such holder’s designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Biotech equal to the number of shares of common stock of INB held by such holder on the Record Date. The amount of shares issued and outstanding to the individual shareholders of Biotech holding such shares prior to the Distribution Date shall not be increased or reduced by the Distribution.

3.3.     Obligation to Provide Information. Biotech and INB, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

3.4.     Information Statement. Prior to the Distribution Date, INB and Biotech shall prepare and mail, to the holders of common stock of INB such information concerning Biotech and the Distribution and such other matters as INB shall reasonably determine are necessary and as may be required by law. INB and Biotech will prepare, and Biotech will, to the extent required under applicable law, file with the Securities and Exchange Commission any such documentation that INB and Biotech determine is necessary or desirable to effectuate the Distribution, and INB and Biotech shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

3.5.     Blue Sky. INB and Biotech shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

3.6.     Nasdaq Listing. Biotech shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the additional listing of the common stock of Biotech to be distributed in the Distribution on the Nasdaq Capital Market, or such other national stock exchange as determined by Biotech’s Board of Directors, subject to official notice of distribution.

3.7.     Conditions. INB and Biotech shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.9 to be satisfied and to effect the Distribution on the Distribution Date.

3.8.     Sole Discretion of INB. INB agrees to use commercially reasonable efforts to complete the Distribution on or before February 1, 2008. INB shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, INB may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Biotech shall cooperate with INB in all respects to accomplish the Distribution and shall, at INB’s direction, promptly take any and all actions necessary or desirable to effect the Distribution. INB shall select any financial printer, distribution agent and outside counsel for INB; provided, however, that nothing herein shall prohibit Biotech from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

3.9.     Conditions Precedent to Distribution. The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of INB and shall not give rise to or create any duty on the part of INB or the INB Board of Directors to waive or not waive any such condition.

(a)     Form 10. The Form 10 to be filed by Biotech shall be effective under the Exchange Act, with no stop order in effect with respect thereto.

(b)      Tax Opinion. INB shall have obtained an opinion letter from Greenberg Traurig, LLP in form and substance satisfactory to INB (in its sole discretion), and such letter shall remain in effect as of the Distribution Date, to the effect that the distribution by INB of all of its Biotech stock to the stockholders of INB should qualify as a tax free transaction under Section 355 of the Code.

(c)     Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution, including without limit a declaration by the SEC of the effectiveness of the registration of the Biotech common stock on Form 10, shall have been obtained and be in full force and effect.

(d)     Listing of Biotech Stock. Biotech shall have received the approval by Nasdaq or a national stock exchange for the listing of the Biotech common stock on the Nasdaq Capital Market, or national stock exchange.

(e)     No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of INB shall have occurred or failed to occur that prevents the consummation of the Distribution.

(f)     No Material Adverse Effect. No events or developments other than the Distribution itself shall have occurred subsequent to the Record Date that, in the judgment of the Board of Directors of INB, would result in the Distribution having a material adverse effect on INB or on the stockholders of INB.

(g)     Ancillary Agreements. Each Ancillary Agreement shall be duly executed and delivered and be in full force and effect.

(h)     Conversion of Debt to Equity. Simultaneous with the Distribution, Biotech shall have converted a portion of the debt owed to INB into equity of Biotech, such that INB shall hold shares of Common Stock of Biotech representing 6% of the issued and outstanding shares of Biotech Common Stock subsequent to the distribution.

4.     COVENANTS AND OTHER MATTERS

4.1.     Required Consent. To preserve the tax free character of the Distribution, for the two years immediately following the effective date of the Distribution Date, Biotech may not issue any additional shares of its common stock in excess of the shares issued with respect to the Distribution, nor enter into any agreement, arrangement or understanding with any Person that contemplates a transaction, which would, singly or in combination with any other issuance or transaction, result in a change in 50% or more of the direct or indirect ownership of the Biotech common stock from said ownership as constituted on the Distribution Date. If the Biotech Board of Directors, by a written vote or unanimous consent, determine that such issuance or transaction is in the best interest of the Biotech shareholders, the Chairman of Biotech may submit a request for the consent of the INB Board to effect such issuance or enter into such transaction. Such request shall be in writing, addressed to the Chairman of the INB Board of Directors, setting forth the details of the proposed issuance or transaction, the benefits accruing to the Biotech shareholders in connection therewith, and such assurances and security regarding the possible tax liability that could be engendered by the proposed issuance or transaction. The INB Board may, in its sole and absolute discretion, by resolution at a meeting duly called and held or by unanimous written consent, consent to or elect to withhold their consent to such proposed issuance or transaction. The requirement under this Section 4.1 to obtain the consent of the INB Board to any proposed issuance or transaction shall cease on the second anniversary of the Distribution, and shall thereafter be of no further force or effect.

4.2.     Other Agreements. INB and Biotech agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

4.3.     Additional Transitional Services Agreements. INB and Biotech will enter into the Transitional Services Agreement covering the provision of various transitional services by INB for Biotech, including SEC reporting, internal auditing and financial, accounting, legal, real estate and such other services Biotech may wish to obtain from INB. Such services will generally be provided for a fee that will be approximately equal to the direct costs and indirect costs of providing such services plus five percent (5.0%). The transitional services agreement will generally provide for a term of three years, or less.

4.4.     Agreement for Exchange of Information.

(a)     Generally. Each of INB and Biotech agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of INB or Biotech, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

(b)     Internal Accounting Controls; Financial Information. After the Distribution Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

(c)     Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this Section 4.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

(d)     Record Retention. To facilitate the possible exchange of Information pursuant to this Section 4.4 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with the policies of INB as in effect on the Distribution Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each party may amend its respective record retention policies at such party’s discretion; provided, however, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Distribution Date (other than Information that is permitted to be destroyed under the current record retention policies of INB) and that falls under the categories listed in Section 4.4(a), without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

(e)     Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 4.4 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 4.4(d).

(f)     Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 4.4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

(g)     Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 4.9 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

4.5.     Auditors and Audits; Annual and Quarterly Statements and Accounting. Each party agrees that, for so long as INB under generally accepted accounting principles to consolidate Biotech’s results of operations and financial position within INB’s financial statements:

(a)     Selection of Auditors. Biotech shall not select a different firm of independent certified public accountants that is used by INB to serve as its (and its Subsidiaries’) independent auditors (“Biotech’s Auditors”) for purposes of providing an opinion on its consolidated financial statements without INB’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

(b)     Date of Auditors’ Opinion and Quarterly Reviews. Biotech shall use its reasonable commercial efforts to enable the Biotech Auditors to complete their audit such that they will date their opinion on Biotech’s audited annual financial statements on the same date that INB’s independent auditors (“INB’s Auditors”) date their opinion on INB’s audited annual financial statement, and to enable INB to meet its timetable for the printing, filing and public dissemination of INB’s annual financial statements for so long as INB is a publicly traded company. Biotech shall use its reasonable commercial efforts to enable the Biotech Auditors to complete their quarterly review procedures such that they will provide clearance on Biotech’s quarterly financial statements on the same date that INB’s Auditors provide clearance on INB’s quarterly financial statements.

(c)     Annual and Quarterly Financial Statements. Biotech shall provide to INB on a timely basis all Information that INB reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of INB’s annual and quarterly financial statements for so long as INB is a publicly traded company. Without limiting the generality of the foregoing, Biotech will provide all required financial Information with respect to Biotech and its Subsidiaries to Biotech’s Auditors in a sufficient and reasonable time and in sufficient detail to permit Biotech’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to INB’s Auditors with respect to financial Information to be included or contained in INB’s annual and quarterly financial statements. Similarly, INB shall provide to Biotech on a timely basis all financial Information that Biotech reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Biotech’s annual and quarterly financial statements. Without limiting the generality of the foregoing, INB will provide all required financial Information with respect to INB and its Subsidiaries to INB’s Auditors in a sufficient and reasonable time and in sufficient detail to permit INB’s Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Biotech’s Auditors with respect to Information to be included or contained in Biotech’s annual and quarterly financial statements.

(d)     Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Biotech shall authorize Biotech’s Auditors to make available to INB’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Biotech and work papers related to the annual audits and quarterly reviews of Biotech, in all cases within a reasonable time prior to Biotech’s Auditors’ opinion date, so that INB’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Biotech’s Auditors as it relates to INB’s Auditors’ report on INB’s financial statements, all within sufficient time to enable INB to meet its timetable for the printing, filing and public dissemination of INB’s annual and quarterly statements. Similarly, INB shall authorize INB’s Auditors to make available to Biotech’s Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of INB and work papers related to the annual audits and quarterly reviews of INB, in all cases within a reasonable time prior to INB’s Auditors’ opinion date, so that Biotech’s Auditors are able to perform the procedures they consider necessary to take responsibility for the work of INB’s Auditors as it relates to Biotech’s Auditors’ report on Biotech’s statements, all within sufficient time to enable Biotech to meet its timetable for the printing, filing and public dissemination of Biotech’s annual and quarterly financial statements.

(e)     Access to Books and Records. Biotech shall provide INB’s internal auditors and their designees access to Biotech’s and its Subsidiaries’ books and records so that INB may conduct reasonable audits relating to the financial statements provided by Biotech pursuant hereto as well as to the internal accounting controls and operations of Biotech and its Subsidiaries. Similarly, INB shall provide Biotech’s internal auditors and their designees access to INB’s and its Subsidiaries’ books and records so that Biotech may conduct reasonable audits relating to the financial statements provided by INB pursuant hereto as well as to the internal accounting controls and operations of INB and its Subsidiaries

(f)     Notice of Change in Accounting Principles. Biotech shall give INB as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date. Biotech will consult with INB and, if requested by INB, Biotech will consult with INB’s Auditors with respect thereto. INB shall give Biotech as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Distribution Date.

(g)     Conflict with Third-Party Agreements. Nothing in Sections 4.4 and 4.5 shall require Biotech to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Biotech is required under Sections 4.4 and 4.5 to disclose any such Information, Biotech shall use all commercially reasonable efforts to seek to obtain such third party’s consent to the disclosure of such information.

4.6.     Consistency with Past Practices. At all times, INB and Biotech will conduct the Biotech Business before the Distribution Date in the ordinary course, consistent with past practices.

4.7.     Payment of Expenses. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Distribution, all costs and expenses of the parties hereto in connection with the Distribution shall be borne and paid by INB. Biotech and INB shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Distribution.

4.8.     Governmental Approvals. To the extent that the Distribution requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

4.9.     Dispute Resolution

(a)     Mediation. With respect to any dispute, claim or controversy between the parties arising out of or relating to this Agreement or any Ancillary Agreement, the parties agree that they will attempt in good faith to resolve the matter through negotiation. Upon mutual agreement of the parties, the matter may be submitted to any mutually agreed-upon mediation service for mediation. Mediation shall be commenced by providing to the mediation service a joint, written request for mediation, setting forth the subject of the dispute and the relief requested. The parties will cooperate with the mediation service and with one another in selecting a neutral mediator and in scheduling the mediation proceedings. The parties covenant that they will use commercially reasonable efforts in participating in the mediation. The parties agree that the mediator’s fees and expenses and the costs incidental to the mediation will be shared equally between the parties. The parties further agree that all offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator and any employees of the mediation service, are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may commence an arbitration proceeding in accordance with Section 4.9(b) with respect to the matter submitted to mediation at any time after the completion of the initial mediation session, or ninety (90) days after the date of filing the written request for mediation, whichever occurs first.

(b)     Arbitration. Upon the prior written notice provided by Biotech or INB to the other party pursuant to Section 4.9(a), any claim arising out of or related to this Agreement or any Ancillary Agreement, or the default hereof or thereof, which has not been resolved by mediation shall be settled by arbitration, which shall be conducted at New York, NY in accordance with the rules of the American Arbitration Association then in effect, as modified or supplemented herein, or as the parties mutually agree otherwise. Notwithstanding the rules of the arbitral body, the Parties agree (a) that any arbitration shall be presided over by a neutral arbitrator who shall have been admitted to the practice of law, and be in good standing or on retirement status in any one of the fifty United States, (b) that the arbitrator shall base his/her decision on the facts as presented into evidence, and in accordance with the laws of the jurisdiction chosen by the parties under this Agreement (or if no jurisdiction is expressly chosen, the laws of the jurisdiction in which the arbitration hearing shall be conducted), (c) that the arbitrator shall prepare a written memorandum of decision setting forth the findings of fact and conclusions of law, and (d) in the course of performing his/her duties hereunder and in rendering his/her decision, the arbitrator shall have no power or authority to add to, delete from, or otherwise modify this Agreement, any Ancillary Agreement, or any term, condition, covenant, representation, warranty, or provision contained herein or therein. The decision of the arbitrator shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction. Any claim for relief made pursuant to this Agreement shall be made within one (1) year from the date upon which the party claiming relief knew or should have known of the cause of action constituting such claim. The arbitrator or arbitrators may award monetary damages to the prevailing party only for actual damages, but may not award punitive, consequential, special or incidental damages as between the parties. Notwithstanding the above, punitive, consequential special or incidental damages may be awarded if such damages are payable to a third party.

5.     MISCELLANEOUS

5.1.     Limitation of Liability. In no event shall INB, its subsidiaries, and any of their respective officers, directors, employees or agents, or Biotech, its subsidiaries, and any of their respective officers, directors, employees or agents be liable to any other member of INB or Biotech for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence) arising in any way out of this agreement, whether or not such party has been advised of the possibility of such damages; provided, however, that the foregoing limitations shall not limit each party’s indemnification obligations for liabilities as set forth in the Indemnification and Insurance Matters Agreement.

5.2.     Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

5.3.     Governing Law. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Delaware, excluding its conflict of law rules.

5.4.     Termination. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of INB without the approval of Biotech. In the event of termination pursuant to this Section 5.4, no party shall have any liability of any kind to the other party.

5.5.     Notices. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

if to INB :

Integrated BioPharma, Inc.
225 Long Avenue
Hillside, New Jersey 07205

Attention: President

if to Biotech:

InB:Biotechnologies, Inc.

9 Innovation Way, Suite 100

Newark, Delaware 19711

Attention: President

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

5.6.     Counterparts. This Agreement, including the Ancillary Agreements and the Exhibits and Schedules thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

5.7.     Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by INB and Biotech. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party’s reincorporation.

5.8.     Severability. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

5.9.     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.10.     Amendment. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

5.11.     Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

5.12.     Interpretation. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

5.13.     Conflicting Agreements. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

5.14     Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person; provided, however, that any investor acquiring shares of Common Stock of Biotech prior to the Distribution Date shall be an intended beneficiary of this Agreement.

6.     DEFINITIONS

6.1.     Biotech. “Biotech” means Biotech, each subsidiary of Biotech as of the date of this Agreement and as of the Distribution Date, and any time thereafter the Distribution Date, and each Person that becomes a Subsidiary of Biotech after the Distribution Date.

6.2.     Biotech’s Auditors. “Biotech’s Auditors” means Biotech’s independent certified public accountants.

6.3.     Distribution Date. “Distribution Date” has the meaning set forth in the Section 1.1 hereof.

6.4.     Governmental Approvals. “Governmental Approvals” means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

6.5.     Governmental Authority. “Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

6.6.     INB. “INB” means INB, each subsidiary of INB (other than Biotech) as of the date of this Agreement and from and after the Distribution Date, and each Person that becomes a Subsidiary of INB after the Distribution Date.

6.7     INB’s Auditors. “INB’s Auditors” means INB’s independent certified public accountants.

6.8.     Information. “Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

6.9.     Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

6.10.     Record Date. “Record Date” means the record date for the Distribution to be set by the INB Board of Directors.

6.11.     Subsidiary. “Subsidiary” of any Person means a corporation or other business organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

WHEREFORE, the parties have signed this Separation and Distribution Agreement effective as of the date first set forth above.

INTEGRATED BIOPHARMA, INC.

By: /s/ E. Gerald Kay

Name: E. Gerald Kay

Title: Chief Executive Officer

INB:BIOTECHNOLOGIES, INC.

By: /s/ Robert Kay

Name: Robert Kay

Title: Executive Chairman

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